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                                                               Exhibit 10.41

THIS AGREEMENT OF SEVERANCE ("Agreement") is effective as of the 16th day of May, 1996, by and between James D. Bletas ("Employee") and First Pacific Networks, Inc. (the "Company").

IT IS AGREED THAT:

A. In the event the Company terminates Employee's employment without "cause", Employee will be entitled to receive Employee's salary, benefits and continued vesting of stock options for a six (6) month period, beginning on the date of termination, in monthly installments.

B. If at the end of such six (6) month period Employee has not secured new permanent employment or equivalent consultancy, Employee shall be entitled to receive, in monthly installments, Employee's salary, benefits and continued vesting of stock options for an additional period of up to six
     (6) months. For purposes of this Agreement, securing new permanent employment has occurred if Employee has accepted a position as an employee or consultant for an amount of income equal to Employee's present salary with the Company. For purposes of this Section B, the payments to Employee shall cease upon securing the herein described employment or consultancy.

C. In the event the Company terminates Employee's employment for "cause", the Employee shall be entitled to no severance or other benefits.

D.   For purposes of Sections A and C above, "cause" shall mean:

     1.   the conviction of a felony;

     2. a willful act by Employee which constitutes gross misconduct and which is injurious to the Company; or

     3. the improper disclosure of the Company's confidential or proprietary information.

E. Both Employee and the Company acknowledge that Employee's employment is "at will", as that term is defined under applicable law.

F. Employee agrees to abide by the terms and conditions of the Company's standard employee Confidential Information and Inventions Agreement which was executed by Employee upon Employee's employment with the Company.

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                                                             Exhibit 10.41

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company, by its duly authorized officer, as of the date first written above.

THE COMPANY:                    THE EMPLOYEE:

FIRST PACIFIC NETWORKS, INC.       James D. Bletas


By:    /s/ M. Peter Thomas              By:    /s/ James D. Bletas
       -------------------                     -------------------
       M. Peter Thomas

Its: President and Chief Executive Officer

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